UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2021

Bank of Marin Bancorp
(Exact name of Registrant as specified in its charter)

California	001-33572	20-8859754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 763-4520

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, no par value and attached Share Purchase Rights	BMRC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders
At the Annual Meeting of Shareholders held on June 29, 2021, the following matters were submitted to a vote of security holders with the indicated number of votes being cast for, against or withheld, and with the indicated number of abstentions and broker non-votes:

1.To elect twelve members of the Board of Directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

	Number of Votes
	For	Withheld	Non-Vote
Steven I. Barlow	6,705,913	2,112,958	1,463,855
Russell A. Colombo	6,756,956	2,061,915	1,463,855
James C. Hale	6,784,941	2,033,930	1,463,855
Robert Heller	6,526,210	2,292,661	1,463,855
Norma J. Howard	6,140,696	2,678,175	1,463,855
Kevin R. Kennedy	6,799,260	2,019,611	1,463,855
William H. McDevitt, Jr.	6,726,906	2,091,965	1,463,855
Leslie E. Murphy	6,775,609	2,043,262	1,463,855
Sanjiv S. Sanghvi	8,210,939	607,932	1,463,855
Joel Sklar, MD	6,805,948	2,012,923	1,463,855
Brian M. Sobel	6,683,847	2,135,024	1,463,855
Secil T. Watson	8,626,449	192,422	1,463,855

2. An advisory vote to approve executive compensation for Named Executive Officers.

For	Against	Abstain	Non-Vote

7,290,153	1,329,284	199,434	1,463,855

3. To ratify the selection of Moss Adams LLP, independent auditor, to perform audit services for the year 2021.

For	Against	Abstain	Non-Vote

9,756,712	48,328	477,686	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 1, 2021	BANK OF MARIN BANCORP
		By:	/s/ Tani Girton
Tani Girton
Executive Vice President
and Chief Financial Officer